Exhibit B

                        February 27, 1997


State Street Bank and Trust Company
Moody's Investors Service, Inc.
Fitch Investor Service L.P.
c/o James H. Byrnes
Assistant Vice President
State Street Bank and Trust Company
Corporate Trust Department
Two International Place
Boston, MA  02110


Re: Annual Statement as to Compliance


Dear Sir:

Section 3.14 of the Pooling and Servicing Agreement dated March 1, 1996 (the Agreement) between GS Mortgage Securities II (the Seller), Protective Life Insurance Company (the Servicer and Special Servicer), and State Street Bank and Trust Company (the Trustee) requires Protective to provide the Trustee and the Rating Agencies an Officers Certificate providing information concerning the Servicers' and Special Servicers' Annual Statement as to Compliance. The below mentioned officers hereby certify that with respect to the Servicer and Special Servicer that:
      1.a review of the activities of Servicer and Special
        Servicer from March 1, 1996 to December 31, 1996 and of their performance under the Agreement has been made under our supervision,
      2.to the best of our knowledge, based on such review, the Servicer and the Special Servicer have fulfilled all of their obligations under the Agreement in all material respects without the occurrence of a default, and
      3.the Servicer and Special Servicer have not received any notices from the Internal Revenue Service or any other governmental agency or body regarding qualification or challenging the status of any portion of the Trust as a REMIC.
Please deliver a copy of this certification to the Seller. If you have any questions, please call.

                                    Sincerely,

                                     /s/ Charles M. Prior
                                    ---------------------------------
                                    Charles M. Prior
                                    Vice President
                                    Investment Department
                                    (for the Servicer)

                                     /s/ Charles Windham
                                    ---------------------------------
                                    Charles Windham
                                    Assistant Vice President
                                    Mortgage Servicing and Real Estate
                                    (for the Special Servicer)



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